UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2015

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan, Inc. (the “Corporation”) is commencing an underwritten public offering (the “Offering”) of 32,000,000 depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of the Corporation’s Series A Mandatory Convertible Preferred Stock, par value $0.01 per share pursuant to an effective registration statement.  The Corporation intends to grant the underwriters a 30-day option to purchase a maximum of 4,800,000 additional Depositary Shares if the underwriters sell more than 32,000,000 Depositary Shares in the Offering.  The Offering is subject to market and other conditions, and the Corporation may change the number of Depositary Shares offered or the timing of the Offering or decide not to proceed with the Offering.

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC will act as joint book-running managers of the Offering.

When available, copies of the preliminary prospectus supplement and the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 1-800-831-9146

E-mail: prospectus@citi.com

BofA Merrill Lynch

222 Broadway

New York, New York 10038

Attn: Prospectus Department

E-mail: dg.prospectus_requests@baml.com

Morgan Stanley & Co. LLC

180 Varick Street, Second Floor,

New York, New York 10014

Attention: Prospectus Department

Email: prospectus@morganstanley.com

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: October 26, 2015	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer